UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 26, 2015

Sunshine Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36539	30-0831760
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

102 West Baker Street, Plant City, Florida	33563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (813) 752-6193

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2015, the stockholders of Sunshine Bancorp, Inc. (the “Company”) approved the Company’s 2015 Equity Incentive Plan (the “Plan”), which provides for the grant of stock-based awards to officers, employees and directors of the Company and Sunshine Bank. A description of the material terms of the Plan is contained in the Company’s definitive proxy statement for the Special Meeting of Stockholders filed with the Securities and Exchange Commission on July 15, 2015. A copy of the Plan is being filed as Exhibit 10.1.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On August 26, 2015, the Company held its Special Meeting of Stockholders.  At the Special Meeting, stockholders considered the approval of the Company’s 2015 Equity Incentive Plan. The Plan was approved by a majority of the Company’s outstanding shares.  A breakdown of the votes cast is set forth below.

For                                 Against                                Abstain                            Broker non-votes

2,216,592                      241,180                                36,198                                           n/a

Item 9.01                      Financial Statements and Exhibits

(a)	No financial statements of businesses acquired are required.
(b)	No pro forma financial information is required.
(c)	Not Applicable.
(d)	Exhibits.
10.1
Sunshine Bancorp, Inc. 2015 Equity Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Special Meeting of Stockholders filed with the Securities and Exchange Commission on July 15, 2015 (file no. 001-36539))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNSHINE BANCORP, INC.

DATE:  August 26, 2015                                                By:  /s/ Vickie J. Houllis
Vickie J. Houllis, Senior Vice President and
      Chief Financial Officer